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                                                    This filing is made pursuant
                                                         to rule 424(b)(3) under
                                                           the Securities Act of
                                                         1933 in connection with
                                                      Registration No. 333-52484



                      SUPPLEMENT DATED NOVEMBER 12, 2002 TO
               POST-EFFECTIVE AMENDMENT NO. 2 DATED JULY 16, 2002

Date of Release                         5/7/2002          6/7/2002           7/5/2002         8/7/2002
Month Addressed                       Apr -- 2002        May -- 2002       June -- 2002     July -- 2002
Raised during month                   $15,300,000        $17,500,000       $14,800,000       $16,000,000
Total raised in Vestin Fund II        $199,000,000      $216,500,000       $231,300,000     $247,300,000
Number of mortgage loans                   60                63                 66               66
Total amount of loans                 $183,800,000      $201,900,000       $222,600,000     $237,100,000
Average maturity                       12 Months          12 Months         12 Months         12 Months
Number of unit holders                   2,799              3,059             3,258             3,499
Interest rate yield distributed          12.44%            12.09%             12.12%           12.11%


Date of Release                         9/6/2002          10/8/2002       11/8/2002
Month Addressed                       Aug -- 2002       Sept -- 2002     Oct -- 2002
Raised during month                   $14,500,000        $18,300,000     $13,250,000
Total raised in Vestin Fund II        $261,800,000      $280,000,000     $293,291,000
Number of mortgage loans                   71                75               73
Total amount of loans                 $253,000,000      $267,700,000     $277,800,000
Average maturity                       12 Months          12 Months       12 Months
Number of unit holders                   3,725              3,915           4,075
Interest rate yield distributed          12.11%            12.20%           11.76%